UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2015

UNITED STATES GASOLINE FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33975	20-8837263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530

Oakland, California 94612

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events.

United States Gasoline Fund, LP (“UGA”) is filing this Current Report on Form 8-K in order to update its risk factor disclosure contained in the prospectus filed under UGA’s Registration Statement on Form S-1, as amended (No. 333-195419) and/or in its periodic reports filed under the Securities Exchange Act of 1934, as amended, as the case may be, due to Nicholas D. Geber, Chief Executive Officer and President of United States Commodity Funds LLC (“USCF”), the general partner of UGA, also assuming the role of Chief Executive Officer, President and Secretary of Concierge Technologies, Inc. (“Concierge”) effective January 26, 2015. Concierge is a supplier of mobile video recording devices through its wholly owned subsidiary Janus Cam. Concierge is not affiliated with USCF or UGA, other than through ownership by common control. Concierge is a publicly traded company under the ticker symbol “CNGC.” None of the employees of USCF are employees of the Concierge.

In light of Mr. Gerber’s additional responsibilities, UGA’s risk factor disclosure is hereby updated as follows:

USCF is leanly staffed and relies heavily on key personnel to manage UGA and other funds.

USCF was formed to be the sponsor and manager of investment vehicles such as UGA and has been managing such investment vehicles since April 2006. In managing and directing the day-to-day activities and affairs of UGA, USCF relies heavily on Messrs. Nicholas D. Gerber, Howard Mah and John Hyland. On October 13, 2014, Mr. Hyland tendered his resignation to USCF effective May 1, 2015. In order to ensure an orderly transition, Mr. Hyland will remain as the Chief Investment Officer of USCF until May 1, 2015. On January 14, 2015, Mr. Mah tendered his resignation to USCF to be effective no later than July 15, 2015. Due to the resignations of Messrs. Hyland and Mah, Mr. Gerber has assumed a more active role in the day-to-day activities of USCF, UGA and the Related Public Funds, as well as USCF Advisers LLC, USCF ETF Trust and its series the Stock Split Index Fund (USCF Advisers LLC, the USCF ETF Trust and its series the Stock Split Index Fund are affiliated companies of USCF and the Related Public Funds). On January 26, 2015, Mr. Gerber became the Chief Executive Officer, President and Secretary of Concierge Technologies, Inc. (“Concierge”), a company unaffiliated with USCF, other than through ownership by common control. Concierge is a publicly traded company whose stock is listed under the ticker symbol “CNGC.” None of the employees of USCF are employees of Concierge. The management of USCF intends to find replacements for Messrs. Hyland and Mah prior to their departure. However, there is a risk that if suitable replacements for Messrs. Hyland and Mah are not found prior to Mr. Hyland’s or Mr. Mah’s departure, such departures may have a material adverse effect on the management, operations and/or financial results of UGA. The potential magnitude of such an adverse impact would be greater if Mr. Gerber’s increased responsibilities, as a result of his new position with Concierge made it more difficult for him to adequately assume directing the day-to-day activities of USCF, UGA and the Related Public Funds particularly if suitable replacements for Messrs. Hyland and Mah are not found.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Gasoline Fund, LP

	By:	United States Commodity Funds LLC, its general partner

Date: February 2, 2015	By:	/s/ Howard Mah
Name: Howard Mah
Title: Chief Financial Officer